COGDELL SPENCER, INC.
COGDELL SPENCER LP
One Erdman Place
Madison, Wisconsin 53717
March 10, 2008
Baird Capital Partners
777 East Wisconsin Avenue
P.O. Box 0672
Milwaukee, WI 53201
Attn: Dave Pelisek
Lubar & Co.
700 North Water Street
Suite 1200
Milwaukee, WI 53202
Marshall Erdman & Associates, Inc.
P.O. Box 44975
Madison, WI 53744
Attn: Scott Ransom
Re: Contribution Agreements
Gentlemen:
     Reference is made to the contribution agreements (collectively, the “Contribution Agreements”) entered into by each of the persons set forth on Annex A attached hereto (the “Contributors”) on the one hand and Cogdell Spencer, Inc. and Cogdell Spencer LP on the other. Unless otherwise defined in this letter agreement, capitalized terms have the same meaning herein as in the Contribution Agreements.
     1. Imputed Interest. For the avoidance of doubt, this letter confirms the understanding of the parties that the payment mechanism contemplated by Section 1(ii) of each of the Contribution Agreements is as follows. Since any funds released from escrow in respect of the shares of MEA Holdings, Inc. that are not being contributed pursuant to the Contribution Agreement will include an interest component, the amount of OP Units required to be delivered pursuant to Section 1(ii) of the Contribution Agreements will also include an amount in respect of that interest component. For example, if a release from escrow equals $5.00 per share plus interest earned on the escrowed funds of $0.10 per share, the Contributor will be entitled to receive OP Units with a value (based on $17.01 per Unit) of $5.10 per contributed share.
     2. Representations and Warranties. Cogdell Spencer LP hereby represents and warrants that the OP Units to be issued to each Contributor will be duly and validly authorized and issued free from liens or encumbrances other than (i) those provided for in the Agreement of Limited Partnership of Cogdell Spencer LP, as amended, as in effect on the date of issuance and (ii) restrictions on transfers imposed under applicable federal and state securities laws.

Very truly yours,

COGDELL SPENCER, INC.

By:

Name: Frank Spencer
Title: President and CEO

COGDELL SPENCER LP

By: CS Business Trust I, its General Partner

By: Cogdell Spencer, Inc., its Sole Beneficial Owner

By:

Name: Frank Spencer
Title: President and CEO
[Signature Page to Contribution Agreement Letter]

Acknowledged and agreed by the individuals listed below,
as Seller Representative, acting in its capacity as representative on behalf of each of the Contributors as of March ___, 2008:

David P. Pelisek

David J. Lubar

Scott A. Ransom
[Signature Page to Contribution Agreement Side Letter]

ANNEX A
David R. Anderson
Edward D. Anderson
Charles H. Auerbach
Baird Capital Partners III Limited Partnership
BCP III Affiliates Fund Limited Partnership
BCP III Special Affiliates Fund Limited Partnership
Alan D. Beckner
James Brownsmith
Paul R. Clark
Timothy Erdman
Douglas A. Furry
Allen E. Hadden
Brian L. Happ
Kurtis M. Helin
Roger L. Herritz
John L. Hetland
Julia A. Houck
Thomas Jeffries
Patricia LaForge
James A. Lawrimore
Ralph W. Lomma
Lubar Capital, LLC
Stephen J. Mason
David R. Miller
Kenneth N. Missler
Jeffrey L. Nicholas
William L. Peel, Jr.
Steven C. Peterson
Thomas G. Platz
Jennifer L. Pliskie
Scott A. Ransom
Gregg F. Redfern
Scott R. Saunders
Clark J. Solowicz
John R. Stone
Mark A. Trotter
Laura M. Wallenfang
Ronald J. Wanke
Steven L. Wolters
Eli E. Woyke